Exhibit 10.38

OMNIBUS AMENDMENT No. 3

to

TECHNOLOGY LICENSE AGREEMENT

and

SYSTEM AND LEAD DEVELOPMENT AND TRANSFER AGREEMENT

This OMNIBUS AMENDMENT (this “Amendment”) is made as of this 2nd day of February, 2012, by and between (i) MRI Interventions, Inc., a Delaware corporation formerly known as SurgiVision, Inc. (the “Company”), and (ii) Boston Scientific Neuromodulation Corporation, a Delaware corporation formerly known as Advanced Bionics Corporation (“BSN”). Cardiac Pacemakers, Inc. (“CPI”), an affiliate of BSN, joins in the execution of this Amendment for the limited purpose set forth below. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Development Agreement referred to below.

WHEREAS, the Company and BSN entered into that certain System and Lead Development and Transfer Agreement dated as of December 30, 2005, as amended by that certain Amendment No. 1 dated as of May 31, 2006, as further amended by that certain Omnibus Amendment dated as of June 30, 2007, and as further amended by that certain Omnibus Amendment #2 dated as of March 19, 2008 (as amended, the “Development Agreement”);

WHEREAS, the Company and BSN entered into that certain Technology License Agreement dated as of December 30, 2005, as amended by that certain Omnibus Amendment dated as of June 30, 2007, and as further amended by that certain Omnibus Amendment #2 dated as of March 19, 2008 (as amended, the “License Agreement”);

WHEREAS, on the date hereof, Boston Scientific Corporation (“BSC”) and the Company are entering into the Amendment No. 1 to Loan Agreement, Secured Convertible Promissory Notes and Patent Security Agreement (the “Loan Amendment”);

WHEREAS, in consideration for BSC’s agreements in the Loan Amendment, the Company and BSN desire to modify certain provisions of the Development Agreement and the License Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I. AMENDMENTS TO DEVELOPMENT AGREEMENT.

1.1. Amendment of Section 10.1(b). The Company and BSN agree that Subsections 10.1(b)(iii), (iv) and (v) of the Development Agreement are hereby amended in their entirety to read as follows:

“(iii) Bionics will pay the Company $50,000 after Bionics has successfully completed the first live chronic human implantation of the Lead meeting the Lead Requirements as demonstrated to Bionics’ reasonable satisfaction.

(iv) Bionics will pay the Company $500,000 after Bionics has successfully received FDA approval of MRI-safe labeling of the first Lead meeting the Lead Requirements as demonstrated to Bionics’ reasonable satisfaction.

(v) Bionics will pay the Company $250,000 after Bionics has successfully received FDA approval of MRI-safe labeling of the second Lead meeting the Lead Requirements as demonstrated to Bionics’ reasonable satisfaction, which $250,000 shall be a prepayment of the future royalty payments by Bionics to the Company solely related to the sale of such second Lead under the License Agreement.”

1.2 Amendment of Section 11. The Company and BSN agree that Section 11 of the Development Agreement is hereby amended by adding thereto the following new Section 11.7:

“11.7 Triggering Event.

(a) Upon the occurrence of a Triggering Event (as defined in Section 11.7(b)), all of the Company’s right, title and interest in and to the patents and patent applications listed on Schedule 11.7(a) hereto and any and all other patents or patent applications which constitute Joint Intellectual Property (collectively the “Transferred Patents”) is hereby assigned to Bionics without the need for any further action by the Company or Bionics. Effective upon the Triggering Event, and notwithstanding any other provision in this Agreement or the License Agreement, (i) the Transferred Patents shall be solely owned by Bionics, (ii) Bionics hereby grants to the Company (without the need for any further action by the Company or Bionics) an exclusive, royalty-free, fully paid, transferable, perpetual worldwide license under the Transferred Patents, with the right to sublicense, to make, use, import, lease, and sell any system, method or apparatus thereunder in any field other than (x) implantable medical leads for cardiac applications or (y) neuromodulation, provided that the Company shall be permitted to grant a security interest in or lien on such license only to the extent consented to by Boston Scientific Corporation pursuant to the Loan Agreement

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dated October 16, 2009, as amended and in effect from time to time, (iii) the Company shall have no other interest in or license under the Transferred Patents except as otherwise provided in the foregoing clause (ii), and (iv) the Transferred Patents shall constitute “Bionics Controlled IP” for purposes of this Agreement but, for the avoidance of any doubt, shall not constitute “Shared Future Intellectual Property” for purposes of this Agreement or “Development IP” for purposes of the CPI Development Agreement.

(b) As used in this Section 11.7, (i) the term “Net Working Capital” shall mean (A) the Company’s current assets (consisting of cash, accounts receivable (net), inventory (net), prepaid expenses and other current assets) (the “Current Assets”), minus (B) the Company’s current liabilities (consisting of indebtedness, accounts payable and accrued expenses and other current liabilities, but excluding the current portion of any deferred revenue recorded by the Company) (the “Current Liabilities”), in each case determined accordance with generally accepted accounting principles applied on a consistent basis with the Company’s past practices, (ii) the term “Net Working Capital Ratio” means, as of a given date, the ratio of the Company’s Current Assets to the Company’s Current Liabilities as of such date, (iii) the term “Restated Notes” means the Amended and Restated Secured Convertible Promissory Notes issued by the Company to Boston Scientific Corporation, as amended and in effect from time to time, (iv) the term “Target Net Working Capital” shall mean (A) $(7,600,000) through May 2012, (B) $(6,000,000) from June 2012 through December 2012, and (C) $(2,000,000) from January 2013 through March 2013, and (v) the term “Triggering Event” shall mean the occurrence of the first to occur of any of the following events at any time while any of the Restated Notes are still outstanding: (A) the Company fails to pay when due any portion of its payroll obligations (including any payroll taxes or withholdings payable by the Company) and such failure remains uncured for a period of more than thirty (30) consecutive days, (B) two business days following the delivery by the Company of oral or written notice of the occurrence of an event of default under any indebtedness for borrowed money of the Company (other than trade payables), unless otherwise waived by Bionics in writing prior to such date, (C) two business days following the receipt by the Company of oral or written notice of the occurrence of an event of default under any indebtedness for borrowed money of the Company (other than trade payables), unless otherwise waived by Bionics in writing prior to such date, (D) the Net Working Capital of the Company is less than the applicable Target Net Working Capital as of the end of any calendar month prior to April 2013; provided, that a Triggering Event shall not be deemed to have occurred if (x) on one occasion during the period beginning with the month in which the Trigger Effective Date (defined below) occurs and continuing through April 2012, the Net Working Capital of the Company as of the end of a calendar month during such period is lower than the applicable Target Net Working Capital by no more than $500,000, so long as the Net Working Capital of the Company as of the end of the

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following calendar month equals or exceeds the applicable Target Net Working Capital and (y) on one occasion during the period from June 2012 through November 2012, the Net Working Capital of the Company as of the end of a calendar month during such period is lower than the applicable Target Net Working Capital by no more than $1,000,000, so long as the Net Working Capital of the Company as of the end of the following calendar month equals or exceeds the applicable Target Net Working Capital, or (E) the Net Working Capital Ratio is less than 0.80 as of the end of any calendar month, commencing April 2013; provided, however, that the foregoing events shall not be Triggering Events to the extent they occur prior to the earlier of (x) April 1, 2012 or (y) the effective date of a registration statement filed by the Company with respect to the Company’s common stock under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (such earlier date, the “Trigger Effective Date”). For the avoidance of any doubt, a Triggering Event cannot occur following payment or satisfaction in full in cash of the Restated Notes or following the conversion in full of all amounts outstanding under the Restated Notes into shares of Preferred Stock of the Company in accordance with the terms of the Restated Notes.

(c) Until payment or satisfaction in full in cash of the Restated Notes or the conversion of all amounts outstanding under the Restated Notes into shares of Preferred Stock of the Company in accordance with the terms of the Restated Notes, the Company shall deliver to Bionics within fifteen (15) days following the end of each calendar month, commencing with the calendar month ending January 31, 2012, a certificate of an executive officer of the Company certifying as to the Company’s Net Working Capital and Net Working Capital Ratio as of the end of such calendar month. Such certificate shall constitute Confidential Information. The Company shall immediately deliver to Bionics written notice of the occurrence of any Triggering Event once the Company receives notice of or otherwise becomes aware of such Triggering Event.

(d) The Company has executed in blank and delivered to Bionics an assignment of patents in form and substance satisfactory to Bionics (the “Assignment of Patents”) with respect to the Transferred Patents. The Company hereby authorizes Bionics to complete as assignee and record the Assignment of Patents with the US Patent and Trademark Office and with any other registration authority in any other country, but only upon the occurrence of a Triggering Event. The Company agrees to execute and deliver to Bionics all such other documents requested by Bionics as are necessary to evidence the assignment and transfer of the Transferred Patents to Bionics following the occurrence of a Triggering Event, including such other filings with the US Patent and Trademark Office and in any other registration authority in any other country as may be required to record such transfer. Following the occurrence of a Triggering Event, Bionics agrees to execute and deliver to the Company the license agreement in the

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form of Exhibit 11.7 hereto to further evidence the license granted by Bionics to the Company as set forth in Section 11.7(a) above. The Company shall not be permitted to grant any security interest in the Transferred Patents to any party other than Boston Scientific Corporation and the Junior Lien Holders (as defined below), who shall have consented to the automatic release of their security interests in the Transferred Patents upon the occurrence of a Triggering Event as provided in Section 11.7(e) below. Any assignment of the Transferred Patents to Bionics pursuant to this Agreement shall not constitute a forgiveness, repayment or satisfaction of the Restated Notes or any other indebtedness owing by the Company to Boston Scientific Corporation or any of its affiliates. Upon payment or satisfaction in full of the Restated Notes prior to the occurrence of a Triggering Event, Bionics shall return to the Company the original Assignment of Patents with respect to the Transferred Patents which was delivered by the Company to Bionics pursuant to this Section 11.7(d). For purposes hereof, the term “Junior Lien Holders” shall mean the holders of junior security interests in the Transferred Patents existing as of January     , 2012 and listed on Schedule 11.7(d) attached hereto.

(e) The Company hereby covenants and agrees that as of or prior to the Trigger Effective Date, (i) the Company shall obtain the consent of Brainlab AG to the automatic release of Brainlab AG’s security interest in the Transferred Patents upon the occurrence of a Triggering Event pursuant to a consent in form and substance satisfactory to Bionics, provided, that the indebtedness of the Company to Brainlab AG has not been converted into common stock of the Company or preferred stock of the Company which is junior in right of payment to the series of preferred stock of the Company into which the Restated Notes are convertible and which otherwise has terms satisfactory to Bionics as of or prior to the Trigger Effective Date, (ii) the Company shall obtain the consent of the Landmark Community Bank, as Collateral Agent for the of holders of the Company’s Junior Secured Promissory Notes due 2020, to the automatic release of the Collateral Agent’s security interest in the Transferred Patents upon the occurrence of a Triggering Event pursuant to a consent in form and substance satisfactory to Bionics, and (iii) the Company shall obtain the consent of the Landmark Community Bank, as Collateral Agent for the holders of the Company’s 10% Secured Convertible Promissory Notes due 2014, to the automatic release of the Collateral Agent’s security interest in the Transferred Patents upon the occurrence of a Triggering Event pursuant to a consent in form and substance satisfactory to Bionics, provided, that the indebtedness of the Company to such holders has not been converted into common stock of the Company as of or prior to the Trigger Effective Date.

(f) Except as otherwise provided herein, the assignment of the Transferred Patents to Bionics upon the occurrence of a Triggering Event shall not otherwise affect the terms of this Agreement, the License Agreement, the CPI

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Development Agreement or the CPI License Agreement, including the Company’s rights to receive milestone payments, royalty payments and/or sublicense revenue pursuant to the terms hereof and thereof. Without limiting the generality of the foregoing, following any such assignment, the Transferred Patents shall continue to constitute (i) “Licensed Technology” for purposes of the License Agreement and (ii) “Royalty Patents” for purposes of the CPI Agreements.”

II. AMENDMENTS TO LICENSE AGREEMENT.

2.1 Exhibit A. The Company and BSN agree that Exhibit A to the License Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A hereto.

III. CONDITIONS TO EFFECTIVENESS.

3.1 Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) the execution and delivery by the parties hereto of this Amendment;

(b) the execution and delivery by BSC and the Company of the Loan Amendment;

(c) approval by the board of directors of the Company of the execution and delivery of this Amendment and the Loan Amendment by the Company;

(d) the Company shall have received all other consents and waivers necessary for the consummation of the transactions contemplated by this Amendment and the Loan Amendment, if any; and

(e) the Company shall have delivered to BSN the Assignment of Patents in the form of Exhibit B attached hereto executed in blank by the Company.

IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

4.1 Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite corporate power to execute, deliver and perform all of its obligations under this Amendment and the Loan Amendment.

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4.2 Authorization. The execution and delivery of this Amendment and the Loan Amendment by the Company, and the performance by the Company of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on the part of the Company.

4.3 No Conflict. The execution and delivery of this Amendment and the Loan Amendment by the Company, and the performance by the Company of its obligations hereunder and thereunder, do not and will not (a) violate any provision of the certificate of incorporation or bylaws of the Company, (b) violate any provisions of any law or any governmental rule or regulation applicable to the Company or any order, judgment or decree of any court or other agency of government binding on the Company, or (c) result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Company.

4.4 Binding Obligation. This Amendment and the Loan Amendment have been duly executed and delivered by the Company. This Amendment and the Loan Amendment are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.5 No Material Breach. The Company is not in material breach of any of its obligations under the Development Agreement and the License Agreement.

4.6 Consents. There is no third party consent, approval or filing required for the execution and delivery by the Company of this Amendment or the Loan Amendment or for the assignment of the Transferred Patents to BSN, except for any such consent, approval or filing already obtained or made by the Company.

4.7 Transferred Patents. The Company has not granted any lien, pledge, charge or security interest of any kind or nature with respect to or relating to the Company’s interest in the Transferred Patents, except to BSC or as set forth in Schedule 11.7(d). Except as set forth in Schedule 4.7, there are no outstanding options, licenses, or agreements of any kind relating to the Company’s interest in the Transferred Patents, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Transferred Patents.

V. MISCELLANEOUS.

5.1. No Other Amendments. Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in each of the Development Agreement and the License Agreement are hereby ratified and confirmed and shall remain in full force and effect.

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5.2. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment.

5.3. Governing Law. This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of California.

5.4. Counterparts. This Amendment may be executed in two or more counterparts and the signatures delivered by facsimile, each of which shall be deemed an original, with the same effect as if the signatures were upon the same instrument and delivered in person.

5.5. Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives, all as of the day and year written above.

MRI INTERVENTIONS, INC.

By:	/s/ Kimble Jenkins
Name: K. Jenkins
Title: CEO

BOSTON SCIENTIFIC NEUROMODULATION CORPORATION

By:	/s/ Charles Attlan
Name: Charles Attlan
Title: VP Business Development

JOINDER

Cardiac Pacemakers, Inc. hereby joins in the execution of this Amendment for the limited purpose of agreeing that the new Section 11.7 of the Development Agreement (set forth in Section 1.2 of this Amendment) shall be binding upon it.

CARDIAC PACEMAKERS, INC.

By:	/s/ [Illegible]
Name:
Title:

Schedule 4.7

Transferred Patents

1. The Transferred Patents are subject to the terms of the Development Agreement and the License Agreement.

2. The Transferred Patents are subject to the terms of the CPI Development Agreement and the CPI License Agreement.

3. The following Transferred Patents are subject to a non-exclusive license of “background IP rights” under the Company’s Cooperation and Development Agreement with Siemens Healthcare, in the field of treatment of cardiac arrhythmia by catheter mediated ablation under simultaneous MR imaging and catheter mediated cardiac electrophysiological mapping under simultaneous MR imaging:

[***]

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 11.7(a)

Transferred Patents

[***]

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 11.7(d)

Junior Lien Holders

1. The Company has granted a security interest in the Transferred Patents to Brainlab AG as collateral for the Company’s obligations under the 10% Subordinated Secured Convertible Note in the aggregate principal amount of $2,000,000.

2. The Company has granted a security interest in the Transferred Patents to Landmark Community Bank, in its capacity as collateral agent for the ratable benefit of holders of the Company’s Junior Secured Promissory Notes due 2020 in the aggregate principal amount of $3,000,000.

3. The Company has granted a security interest in the Transferred Patents to Landmark Community Bank, in its capacity as collateral agent for the ratable benefit of holders of the Company’s 10% Secured Convertible Promissory Notes due 2014 in the aggregate principal amount not to exceed $6,000,000.

EXHIBIT A

Royalty Rate for Licensed Technology

Royalty payments under this Agreement will be as follows:

(1) If Licensee incorporates Licensed Technology into a deep brain stimulation lead (“Licensed DBS Lead”), Licensee will pay Licensor a 4% royalty of Net Sales for all Licensed DBS Leads sold commercially after FDA approval, for so long as such Licensed DBS Leads incorporate technology that is claimed by at least one non-expired, non-abandoned, valid and enforceable Patent included in the Licensed Technology, with a minimum royalty payment of [***] per year in each of the first three years in which Licensee sells the Licensed DBS Leads.

(2) Alternatively, if Licensee incorporates Licensed Technology into a DBS implantable pulse generator (“Licensed DBS IPG”) in order to have a system that is MR safe along with the Licensed DBS Lead, Licensee will pay Licensor a 1% royalty of Net Sales for all Licensed DBS Leads and all Licensed DBS IPGs sold commercially after FDA approval, for so long as such Licensed DBS Leads and Licensed DBS IPGs incorporate technology that is claimed by at least one non-expired, non-abandoned, valid and enforceable Patent included in the Licensed Technology, with a minimum royalty payment of [***] per year in each of the first three years in which Licensee sells the Licensed DBS Leads and Licensed DBS IPGs.

(3) If Licensee incorporates Licensed Technology into any lead-related, non-IPG, product other than a Licensed DBS Lead or Licensed DBS IPG (“Other Licensed Products”), Licensee will pay Licensor a 2% royalty of Net Sales for all Other Licensed Products sold commercially after FDA approval, for so long as such Other Licensed Products incorporate technology that is claimed by at least one non-expired, non-abandoned, valid and enforceable Patent included in the Licensed Technology.

(4) If Licensee incorporates Licensed Technology into a non-DBS implantable pulse generator (“Licensed Non-DBS IPG”) in order to have a system to sell along with Other Licensed Products, Licensee will pay Licensor a 1% royalty of Net Sales for all Licensed Non-DBS IPGs and all associated Other Licensed Products sold commercially after FDA approval, for so long as such Licensed Non-DBS Leads and Other Licensed Products incorporate technology that is claimed by at least one non-expired, non-abandoned, valid and enforceable Patent included in the Licensed Technology.

For purposes of this EXHIBIT A, the term “Patent” includes existing and future patents with any and all issued and non-expired reissuances, continuations, continuations-in-part, revisions, extensions and re-examinations thereof, but does not include trade secrets or other proprietary technologies that are not expressly claimed by any patent included within the definition of “Patent”.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT B

Assignment of Patents

See Attached

PATENT ASSIGNMENT

WHEREAS, MRI INTERVENTIONS, INC., a Delaware corporation (“Assignor”), owns certain United States and foreign patents and patent applications set forth in the attached Schedule A (collectively, the “Patents”), and desires to assign to BOSTON SCIENTIFIC NEUROMODULATION CORPORATION, a Delaware corporation (“Assignee”), all of Assignor’s right, title and interest in and to the Patents; and

WHEREAS, Assignee wishes to acquire all of Assignor’s right, title and interest in and to the Patents.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells and transfers unto Assignee, its successors and assigns, all of Assignor’s right, title and interest throughout the world in perpetuity in and to the Patents, including each and every letters patent which is granted on any application which is a division, substitution or continuation of the Patents and all foreign counterparts. The rights assigned include each and every reissue, re-examination or extension of said letters patent, any and all causes of action and rights of recovery for past or future infringements of said letters patent, and all of the rights vested in the Assignor herein by virtue of the instruments of assignment or by virtue of other instruments pursuant to which Assignor became/becomes vested with said ownership. Assignor further assigns, transfers and conveys unto said Assignee Assignor’s entire right, title and interest in and to any foreign patents or patent applications and/or the rights to file the same, based on or corresponding to the patents of the United States herein assigned.

Assignor hereby covenants and agrees to provide any further necessary documentation and do all further acts reasonably requested by Assignee in this regard to confirm and perfect the rights of Assignee, its successors, assigns, or other legal representatives in and to the Patents.

Remainder of page intentionally left blank; signature pages to follow.

IN WITNESS WHEREOF, Assignor has executed this Patent Assignment as an instrument under seal as of this ____ day of ____________, 20___.

ASSIGNOR:

MRI INTERVENTIONS, INC.

By:
Name:
Title:

SCHEDULE A

[list of Transferred Patents under Development Agreement to be inserted by Assignee at time of

Triggering Event]

EXHIBIT 11.7

Form of License Agreement

See Attached

EXHIBIT 11.7

CONFIRMATION OF EXCLUSIVE LICENSE

Reference is hereby made to that certain System and Lead Development and Transfer Agreement dated as of December 30, 2005, by and between Boston Scientific Neuromodulation Corporation (formerly known as Advanced Bionics Corporation), a Delaware corporation (“BSN”), and MRI Interventions, Inc. (formerly known as Surgi-Vision, Inc.), a Delaware corporation (the “Company”), as amended by that certain Amendment No. 1 dated as of May 31, 2006, as further amended by that certain Omnibus Amendment dated as of June 30, 2007, as further amended by that certain Omnibus Amendment #2 dated as of March 19, 2008, and as further amended by that certain Omnibus Amendment #3 dated as of February 2, 2012 (as so amended, and as further amended, supplemented or otherwise modified from time to time, the “Development Agreement”).

BSN hereby confirms that, pursuant to the Development Agreement, BSN has granted to the Company, on the terms and subject to the provisions of the Development Agreement, an exclusive, royalty-free, fully paid, transferable, perpetual worldwide license under the Licensed Patents (as defined below), with the right to sublicense, to make, use, import, lease, and sell any system, method or apparatus thereunder in any field other than (i) implantable medical leads for cardiac applications or (ii) neuromodulation.

For purposes hereof, the term “Licensed Patents” means the patents and patent applications listed on Exhibit A attached hereto and made a part hereof.

IN WITNESS WHEREOF, BSN has caused this Confirmation of Exclusive License to be executed and delivered by its duly authorized representative.

BOSTON SCIENTIFIC

NEUROMODULATION CORPORATION

By:
Name:
Title:
Date:

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EXHIBIT A TO

CONFIRMATION OF EXCLUSIVE LICENSE

Licensed Patents

[list of Transferred Patents to be inserted upon execution]

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